UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2011

ADVANCED MEDICAL ISOTOPE CORPORATION

(Name of registrant as specified in its charter)

Delaware	0-53497	80-0138937
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8131 W. Grandridge Blvd. Suite 101, Kennewick WA 99336		99336
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (509) 736-4000

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 18, 2011, we amended our Certificate of Incorporation to increase our authorized shares of Common Stock from 100,000,000 shares to 200,000,000 shares and to authorize 20,000,000 shares of Preferred Stock, with the Board of Directors having the authority to establish one or more series of Preferred Stock and to determine the designations, preferences and rights of each series of Preferred Stock.

The definitive information statement relating to this amendment was filed with the SEC on April 27, 2011, and was mailed on April 28, 2011 to our stockholders as of the April 14, 2011 record date.  As described in our information statement, this amendment was approved on April 12, 2011 by our Board of Directors and on April 15, 2011 by written consent of the holders of a majority of our outstanding Common Stock as of the record date.

A copy of the Certificate of Amendment to our Certificate of Incorporation, as filed with the Delaware Secretary of State on May 18, 2011, is filed as Exhibit 3.1 to this current report.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL ISOTOPE CORPORATION

Date: May 18, 2011	By:	/s/ James C. Katzaroff
	Name:	James C. Katzaroff
	Title:	Chairman and Chief Executive Officer